BRIGGS,
BUNTING &
DOUGHERTY, LLP
--------------------------------------------------------------------------------
Certified Public Accountants and Business Advisors


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated August 9, 2002 accompanying the June 30, 2002 financial statements of The Quaker Investment Trust (comprising, respectively, Geewax Terker Core Value Fund, Quaker Aggressive Growth Fund, Quaker Capital Opportunities Fund, Quaker Core Equity Fund, Quaker Fixed Income Fund, Quaker Intermediate Municipal Bond Fund (formerly, the Quaker High Yield Fund), Quaker Long-Bow Science and Technology Fund, Quaker Mid-Cap Value Fund, Quaker Small-Cap Growth Fund and Quaker Small-Cap Value Fund) which are included in Part C of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.


                                        /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                        BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
AUGUST 11, 2003